UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2020

The New Home Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On February 10, 2020, the Compensation Committee (the "Committee") of the Board of Directors (the “Board”) of The New Home Company Inc. (the “Company”) engaged in a review of its executive compensation program with the assistance of its independent compensation consultant, Semler Brossy Consulting Group. The Committee reviewed the results of its 2019 annual cash incentive compensation program (the “2019 bonus program”). The Company did not meet the minimum threshold of the pre-established pre-tax income goal for payment of bonuses to the executive officers. Accordingly, the Committee determined that H. Lawrence Webb, the Company's Executive Chairman and former Chief Executive Officer would receive no bonus. The Committee approved discretionary bonuses to Leonard Miller, President and Chief Executive Officer, and John Stephens, Executive Vice President and Chief Financial Officer, of $225,000 and $200,000, respectively, due to their contributions in 2019 and in acknowledgment of their continued value to the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.